[Letterhead of Reiber, Kenlan,
Schwiebert, Hall & Facey]

November 12, 1996

American Skiing Company
P.O. Box 450
Bethel, ME 04217

Re:  Registration Statement on Form S-4
-- File No. 333-9763

Ladies and Gentlemen:

     We have acted as special local
Vermont counsel to Sugarbush Resort
Holdings, Inc., Sugarbush Leasing
Company, Sugarbush Restaurants, Inc.,
Killington, Ltd., Mount Snow, Ltd.,
Mountain Wastewater Treatment, Inc.,
Killington Restaurants, Inc., Dover
Restaurants, Inc., Resorts Technologies,
Inc., Resort Software Services, Inc.,
Deerfield Operating Company, and Pico
Ski Area Management Company, each a
Vermont corporation (the "Subsidiaries"
and each a "Subsidiary") in connection
with the issuance of the Subsidiary
Guarantees and the Subordinated Note
Subsidiary Guarantees by certain of the
Guarantors of the obligations of
American Skiing Company as evidenced by
the New Notes and the New Subordinated
Notes.  Terms in the opinion given
herein are defined in the Registration
Statement dated August 8, 1996
pertaining to the American Skiing
Company $120,000,000 12% Senior
Subordinated Notes due 2006 and
$39,132,000 of 13 3/4% Subordinated
Discount Notes due 2007 (the "Notes").

     We call your attention to the fact
that the Indenture and Subordinated Note
Indenture provide that the internal law
of the State of New York shall govern
and be used to construe the Indentures,
Notes, and Subsidiary Guarantees and
Subordinated Note Subsidiary Guarantees, respectively, and that we are not rendering any opinion with respect to New York law. Therefore, we have not examined the question of what law would govern the interpretation or enforcement of the Indentures, Notes, Subsidiary
Guarantees and the Subordinated Note
Subsidiary Guarantees, and our opinion
is based on the assumption that the
internal laws of the State of Vermont
would govern the matters upon which we
are opining herein.  We note that, if
the Indentures, Notes, Subordinated
Notes, Subsidiary Guarantees and the
Subordinated Note Subsidiary Guarantees
are not in fact legal, valid, binding
and enforceable under the laws of New
York, the Subsidiary Guarantees and
Subordinated Note Subsidiary Guarantees
may not be enforced by a Vermont court
under applicable legal principles,
including conflict of law principles.

     The opinion given herein is
retrospective as of June 28, 1996 and is limited to the laws of the State of Vermont. We express no opinion with respect to federal laws. We express no opinion with respect to anti-fraud provisions of any state or federal securities law or any state or federal anti-trust law, and no opinion is rendered regarding the accuracy of the Registration Statement or the
Prospectus.  Further, we express no
opinion with respect to the
enforceability of any rights, remedies
or waivers contained in the Subsidiary
Guarantees and the Subordinated Note
Subsidiary Guarantees.

     In rendering the following opinion,
we have examined the following
documents:

     (i)  A copy of the Subsidiary
          Guarantee attached as Exhibit
          D to a copy of the executed
          Indenture and Article 11 of
          the Indenture;

     (ii) A copy of the Subordinated
          Note Subsidiary Guarantee
          attached as Exhibit D to a
          copy of the executed
          Subordinated Note Indenture
          and Article 11 of the
          Subordinated Note Indenture;

     (iii)     A copy of the Articles of
          Incorporation of each of the
          Subsidiaries and all
          amendments thereto (the
          "Articles"), as certified by
          the Clerk of each of the
          Subsidiaries as of June 28,
          1996;

     (iv) A copy of the By-Laws of each
          of the Subsidiaries (the "By-
          laws"), as certified by the
          Clerk of each of the
          Subsidiaries as of June 28,
          1996;

     (v)  A copy of the Unanimous
          Consent of the sole director
          of each of the Subsidiaries,
          certified by the Clerk of each
          of the Subsidiaries as being
          adopted on June 28, 1996, with
          respect to the authority to
          issue, and the execution and
          delivery of the documents
          necessary to guaranty the
          indebtedness incurred by
          American Skiing Company;

     (vi) A certification by the
          Treasurer of each of the
          Subsidiaries with respect tot
          he consideration for the
          Subsidiary Guarantees and the
          Subordinated Note Subsidiary
          Guarantees; and

     (vii)     A certification by the
          Treasurer of American Skiing
          Company to the effect that
          American Skiing Company
          received full consideration
          for the Notes and the
          Subordinated Notes and no
          further consideration for the
          Notes and the Subordinated
          Notes is due from American
          Skiing Company therefor.

     In rendering the following opinion,
          we have made the following
          assumptions:

     (a)  The Trustee has, or as of the
          delivery thereof shall have,
          authenticated the Notes, the
          Subordinated Notes, the New
          Notes and the New Subordinated
          Notes; and

     (b)  The Subsidiary Guarantees and
          the Subordinated Note
          Subsidiary Guarantees have
          been executed in the form of
          the copies presented to and
          reviewed by us.

     Based upon the foregoing and
subject to the further qualifications
set forth below, we render the following opinion:

     The Subsidiary Guarantees and the
Subordinated Note Subsidiary Guarantees
issued with respect to the New Notes and the New Subordinated Notes, respectively, by each of the
Subsidiaries, will, when issued, be
legally issued, and will represent
legally binding obligations of each of
the Subsidiaries. The foregoing opinion is subject to the following qualification: the enforceability of any obligation of any Subsidiary
(including the Subsidiary Guarantees and the Subordinated Note Subsidiary
Guarantees) may be limited by
bankruptcy, insolvency, reorganization,
moratorium or other laws or rules of law or equity affecting the enforcement generally of creditors rights and remedies, the discretion of the court before which equitable relief is requested, and laws related to fraudulent transfers or conveyances, preferences and equitable subordination.

     We consent to being named in the
above-captioned Registration Statement
and Prospectus under the caption "Legal
Matters" as counsel who are passing upon the validity of issuance of such Subsidiary Guarantees and Subordinated
Note Subsidiary Guarantees by each of
the Subsidiaries and to your filing
copies of this letter as an Exhibit to
such Registration Statement.

     REIBER, KENLAN, SCHWIEBERT, HALL &
     FACEY, P.C.


     By: /s/ REIBER, KENLAN, SCHWIEBERT,
     HALL & FACEY, P.C.
     Its Partner